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                      FORM OF OPINION FROM NEVADA COUNSEL
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Industrial Data Systems Corporation
600 Century Plaza Drive
Building 140
Houston, Texas 77073-6013

     Re:  Industrial Data Systems Corporation
          Registration Statement on Form S-4

Ladies and Gentlemen:

     On _______, 2001, Industrial Data Systems Corporation, a Texas corporation (the "Company"), filed with the Securities and Exchange Commission ("Commission") a Registration Statement on Form S-4 (File No. 333-68288) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by the Company of ________ shares of common stock, $.01 par value per share (the "Shares"). We have acted as special Nevada counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the shares to be sold by the Company and related matters,
(iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing examination, we are of the opinion that the Shares to be issued by the Company in the offering, as described in the Registration Statement, have been duly and validly authorized for issuance and the Shares, when issued and delivered by the Company, in the manner and for the consideration stated in the Prospectus/Joint Proxy constituting a part of the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus/Joint Proxy forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                     Very truly yours,

                                     Rooker, Gibson & Later



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                                     Authorized Signatory